UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West

Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (385) 237-2279

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01	Completion of Acquisition or Disposition of Assets.

Asset Purchase Agreement

On March 2, 2018, PolarityTE, Inc., a Delaware corporation (the “Company”), along with its wholly owned subsidiary, Utah CRO Services, Inc., a Nevada corporation (“Acquisition Co.”), entered into an asset purchase agreement (the “APA”) with Ibex Group, L.L.C., a Utah limited liability company, and Ibex Preclinical Research, Inc., a Utah corporation (collectively the “Seller”). The transaction closed on May 3, 2018.

Under the APA the Company purchased from Seller the assets and rights to its preclinical research and veterinary sciences business and related real estate (as more fully described below). The business consists of a “good laboratory practices” (GLP) compliant preclinical research facility, including vivarium, operating rooms, preparation rooms, storage facilities, and surgical and imaging equipment.

The purchase price was $1.6 million paid $266,667 in cash at closing and the balance by delivery of a promissory note payable to Seller for $1,333,333 payable in five equal installments beginning on the six month anniversary of issuance and continuing on each six-month anniversary thereafter with interest at the rate of 3.5% per annum.

Purchase and Sale Agreement

Concurrently with the execution and delivery of the APA, on March 2, 2018, the Company entered into a purchase and sale agreement (the “PSA”) with Seller to purchase two parcels of real property in Cache County, Utah, consisting of approximately 1.75 combined gross acres of land, together with the buildings, structures, fixtures, and personal property located on the real property. The transaction also closed on May 3, 2018. The purchase price for the property was $2.0 million, which was paid in cash at closing.

Item 9.01	Financial Statements and Exhibits

Financial Statements and Pro Forma Financial Information

Not Applicable

Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement dated March 2, 2018 (1)
2.2	Purchase and Sale Agreement dated March 2, 2018 (2)
2.3	First Amendment to Asset Purchase Agreement dated April 9, 2018
2.4	First Amendment to Purchase and Sale Agreement dated April 9, 2018

(1) The following scheduled information in the exhibits to the Asset Purchase Agreement has been omitted, and will be furnished supplementally to the Securities and Exchange Commission upon request:

Under Exhibit C, Schedule 1 listing all receivables not collected prior to closing for completed studies, Schedule 2 listing a percentage of receivables for studies in progress at the time of closing, and Schedule3 listing a percentage of receivables for studies bid, proposed, or developed prior to Closing and performed after Closing.

Under Exhibit G the list of current employees for offer of employment

(2) The site plan image under Exhibit A to the Purchase and Sale Agreement has been omitted, and will be furnished supplementally to the Securities and Exchange Commission upon request.

Forward-Looking Statements

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, among other things, references to the closing of the offering and the expected net proceeds therefrom. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the risk and uncertainties associated with market conditions and the satisfaction of customary closing conditions relating to the offering, as well as risks and uncertainties in the Company’s business, including those risks described in the Company’s periodic reports it files with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: May 8, 2018	/s/ John Stetson
John Stetson
Chief Financial Officer

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